UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2013 (March 7, 2013)

STW RESOURCES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51430	20-3678799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

619 West Texas Avenue, Suite 126, Midland, Texas 79701
(Address of principal executive offices) (zip code)

432-686-7777
(Registrant's telephone number, including area code)

N/A
 (Former name of registrant, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Stanley Weiner Independent Contractor Agreement

On March 7, 2013, STW Resources Holding Corp. (the “Company”) entered into an independent contractor agreement (the “Weiner Agreement”) effective January 1, 2013 (the “Effective Date”) with Stanley T. Weiner, the Company’s chief executive officer (“Weiner”) pursuant to which Weiner will serve as chief executive officer for the Company until June 30, 2013 (the “Maddox Term”). The Company may terminate the Weiner Agreement at any time upon 60 day written notice to Weiner.  The Weiner Agreement provides that Weiner will receive monthly compensation equal to $10,000 per month during the Weiner Term, subject to the right of the Company’s board of directors to revise such compensation based on changed circumstances. The Company shall also reimburse Weiner for reasonable and approved out-of-pocket expenses incurred by him on behalf of the Company in the performance of his duties hereunder during the Weiner Term.

Lee Maddox Independent Contractor Agreement

On March 7, 2013, the Company entered into an independent contractor agreement (the “Maddox Agreement”) effective January 1, 2013 (the “Effective Date”) with Audry Lee Maddox, the Company’s director of operations (“Maddox”) pursuant to which Maddox will serve as director of operations for the Company until June 30, 2013 (the “Maddox Term”). The Company may terminate the Maddox Agreement at any time upon 60 day written notice to Maddox.  The Maddox Agreement provides that Maddox will receive monthly compensation equal to $10,000 per month during the Maddox Term, subject to the right of the Company’s board of directors to revise such compensation based on changed circumstances. The Company shall also reimburse Maddox for reasonable and approved out-of-pocket expenses incurred by him on behalf of the Company in the performance of his duties hereunder during the Maddox Term.

D. Grant Seabolt, Jr. Independent Contractor Agreement

On March 7, 2013, the Company entered into an independent contractor agreement (the “Seabolt Agreement”) effective January 1, 2013 (the “Effective Date”) with D. Grant Seabolt, Jr., the Company’s Corporate Secretary and Outside General Counsel (“Seabolt”) pursuant to which Seabolt will serve as Corporate Secretary and Outside General Counsel for the Company until June 30, 2013 (the “Seabolt Term”). The Company may terminate the Seabolt Agreement at any time upon 60 day written notice to Seabolt.  The Seabolt Agreement provides that Seabolt will receive monthly compensation equal to $6,250 per month during the Seabolt Term, subject to the right of the Company’s board of directors to revise such compensation based on changed circumstances. The Company shall also reimburse Seabolt for reasonable and approved out-of-pocket expenses incurred by him on behalf of the Company in the performance of his duties hereunder during the Seabolt Term.

Item 5.03  Amendment to Articles of Incorporation or Bylaws

On March 7, 2013, the Company filed a certificate of designation to its articles of incorporation, as amended, with the Secretary of State of the State of Nevada whereby it designated 210,000 shares of preferred stock as series A-1 preferred stock (the “Series A-1 Preferred Stock”).  Except as otherwise expressly required by law, each holder of Series A-1 Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Company and shall be entitled to one vote for each share common stock deliverable upon conversion of the Series A-1 Preferred Stock owned at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited.  Except as otherwise required by law, the holders of shares of Series A-1 Preferred Stock shall vote together with the holders of Common Stock on all matters and shall not vote as a separate class.

The Series A-1 Preferred Stock pays dividends of 16% per annum (10% cash and 6% paid-in-kind), payable quarterly in arrears.  Upon an Event of Default (as defined in the Certificate of Designation) the dividend rate shall increase to eighteen percent (18%) per annum, of which 12% is payable in cash and 6% paid-in-kind, until such time as the Event of Default is cured.  Each share of Series A-1 Preferred Stock has a stated value equal to $2.40 per share and is initially convertible at any time, subject to the filing of a certificate of amendment to the Company’s articles of incorporation increasing the number of authorized shares of common stock, into shares of common stock at a conversion price equal to $0.12 per share, subject to adjustment under certain circumstances.   The conversion price of the Series A-1 Preferred Stock is subject to weighted average price adjustment for subsequent lower price issuances by the Company, subject to certain exceptions.  Notwithstanding the foregoing, a holder of Series A-1 Preferred Stock shall not have the right to convert any portion of the Series A-1 Preferred Stock, to the extent that, after giving effect to the conversion, such Holder would beneficially own in excess of 9.9% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of the common stock issuable upon conversion of Series A-1 Preferred Stock held by the applicable holder.  In the event of any liquidation, dissolution or winding up of the Company, the holders of Series A-1 Preferred Stock will be entitled to receive an amount equal to two (2) times the original purchase price for the Series A-1 Preferred Stock, plus all declared and unpaid dividends.

Each share of Series A-1 Preferred Stock shall automatically convert into common stock, at the then applicable conversion price, upon the earlier to occur of (i) the closing share price of the Company’s common stock being at least $0.75 for 10 consecutive trading days, or (ii) the affirmative consent of the holders of at least a majority of the then outstanding shares of Series A-1 Preferred Stock.  The Company may, at any time, and upon providing a 30 days written notice, require the holders of Series A-1 Preferred Stock to sell all of their shares of Series A-1 Preferred Stock at a redemption price payable in cash equal to the sum of the outstanding principal and accrued but unpaid dividends, if any, multiplied by a factor such that each Holder receives an annualized return of 20%.  In addition, each holder of the Series A-1 Preferred Stock may, at their option upon certain events, require the Company to purchase all of the Series A-1 Preferred Stock held by such holder at a price payable in cash equal to the sum of the outstanding principal and accrued but unpaid dividends, if any, multiplied by a factor such that each holder receives an annualized return of 20%.

The foregoing information is a summary of the agreements described above, is not complete, and is qualified in its entirety by reference to the full text such agreements, copies of which are attached exhibits to this Current Report on Form 8-K.  Readers should review these agreements for a complete understanding of the terms and conditions associated with such agreements.

Item 8.01  Other Events

Beginning on March 12, 2013, and at other times thereafter, the Company intends to present or distribute a PowerPoint slide presentation entitled “Business Summary – March 2013.” to various institutions, funds, and sophisticated investors during investor presentations. The PowerPoint slide presentation is attached as Exhibit 99.1 hereto. The Company undertakes no obligation to update, supplement or amend the materials attached as Exhibit 99.1 except as required by law.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

3.1	Certificate of Designation for the Company’s Series A-1 Preferred Stock filed with the Nevada Secretary of State on March 7, 2013.
10.1	Independent Contractor Agreement, dated March 7, 2013, by and between STW Resources Holding Corp. and Stanley T. Weiner
10.2	Independent Contractor Agreement, dated March 7, 2013, by and between STW Resources Holding Corp. and Audry Lee Maddox
10.3	Independent Contractor Agreement, dated March 7, 2013, by and between STW Resources Holding Corp. and D. Grant Seabolt, Jr.
99.1         PowerPoint Presentation, dated March 2013

  SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STW Resources Holding Corp.

Dated: March 11, 2013	By:	/s/ Stanley Weiner
Name: Stanley Weiner
Title: Chief Executive Officer